Exhibit 10.2
LINE OF CREDIT AGREEMENT

THIS AGREEMENT made July 20, 2012, between QUARRY BAY CAPITAL LLC (the “Lender”), a Delaware limited liability company, of 1201 Orange Street, Suite 600, Wilmington, DE 19899-0511; and MARINE DRIVE MOBILE CORP. (the “Borrower”), a Nevada company having an office at 1278 Indiana #301, San Francisco, CA 94107;

WITNESSES THAT in consideration of the Lender providing a line of credit to the Borrower, the parties agree as follows:

1.           Line of Credit.  The parties acknowledge the Lender has provided a line of credit to the Borrower in the principal amount of up to $1,000,000.00 United States currency.  The Lender shall advance funds up to the aforesaid maximum amount when and as directed by the Borrower.

2.           Payment.  The Borrower shall pay to the Lender the amount of all indebtedness owing by the Borrower to the Lender in respect of this Agreement on demand, and shall pay interest thereon annually at the rate of six per cent per annum calculated annually.

3.           Evidence of Indebtedness.  The Borrower shall deliver to the Lender from time to time, in form and substance satisfactory to the Lender, promissory notes or other acknowledgement of debt evidencing the amount of all indebtedness owing by the Borrower to the Lender in respect of this Agreement.  In the absence of promissory notes, the Borrower agrees that the statement of account prepared by the Lender shall be conclusive evidence of the amount of indebtedness owing by the Borrower to the Lender in respect of this Agreement.

4.           Interpretation.  All words denoting the singular shall be pluralized throughout this Agreement as the context requires and all words denoting gender shall be construed at the context requires and will include a body corporate where the context requires.

5.           Notices.  Any notice or statement may be delivered or mailed by prepaid ordinary mail to the Borrower at the address set out above, and the Borrower shall be deemed to have received such notice or statement on the date of delivery if delivered, and five days after mailing if mailed.

6.           Enurement.  This Agreement is in addition to any other debt instrument, security or agreement between the Lender and the Borrower, and shall enure to the benefit of the Lender, its successors and assigns, and shall be binding on the Borrower, its successors and assigns.

7.           Proper Law.  This Agreement shall be governed by and construed in accordance with the laws of Delaware.

8.     Share Conversion.  The Lender shall have the right to convert all or any part of the unpaid indebtedness into shares of common stock of the Borrower at the price of $0.25 per share.

9.     Share Warrants.  a) The lender shall be granted cashless warrants to buy the same number of shares as those converted, on the January 20, 2012 agreement and this agreement, at an exercise price of $0.25 per share.
                     b) If the Company shall at any time after the date hereof subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of its Common Stock to its shareholders, the number of shares of Common Stock subject to this warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time after the date hereof combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this warrant immediately prior to such combination shall be proportionately decreased.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

QUARRY BAY CAPITAL LL	MARINE DRIVE MOBILE CORP.

Per:	Per:
Authorized Signatory	Authorized Signatory